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Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

PARTICIPATING FUNDS

..   U.S. Registered Funds (Name of Fund, Aladdin Ticker):
    ISHARES CORE U.S. AGGREGATE BOND ETF (ISHAGG)
    ISHARES CORE 10+ YEAR USD BOND ETF (ISHILTB)
    ISHARES IBOXX $ INVESTMENT GRADE CORPORATE BOND ETF (ISHINTOP)
    BlackRock Multi Asset Income - Passive Fixed Income Portfolio (BR-INC-PFI) Strategic Income Opportunities Fund (BR-SIP)
    BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
    CoreAlpha Bond Master Portfolio (MIP_CORA)
    AST BlackRock Global Strategies Portfolio (Core Active) (PRU-AA-CAB)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of                    06-02-2016
Offering Commencement:

Security Type:             BND/CORP

Issuer                     Aetna Inc. (2046)

Selling Underwriter        UBS Securities LLC

Affiliated Underwriter(s)  [X] PNC Capital Markets LLC
                           [_] Other:

List of Underwriter(s)     Citigroup Global Markets Inc., UBS Securities LLC,
                           Credit Suisse Securities (USA) LLC, Merrill Lynch,
                           Pierce, Fenner & Smith Incorporated, Barclays
                           Capital Inc., Mitsubishi UFJ Securities (USA),
                           Inc., Mizuho Securities USA Inc., Morgan Stanley &
                           Co. LLC, SunTrust Robinson Humphrey, Inc., U.S.
                           Bancorp Investments, Inc., Wells Fargo Securities,
                           LLC, PNC Capital Markets LLC, BNY Mellon Capital
                           Markets, LLC, HSBC Securities (USA) Inc., Fifth
                           Third Securities, Inc.

TRANSACTION DETAILS

Date of Purchase           06-02-2016

Purchase Price/Share
(PER SHARE / % OF PAR)     $99.900  Total Commission, Spread or Profit   0.875%

1.  Aggregate Principal Amount Purchased (a+b)                      $95,000,000

    a.  US Registered Funds (Appendix attached with individual
        Fund/Client purchase)                                       $15,242,000

    b.  Other BlackRock Clients                                     $79,758,000

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

2.  Aggregate Principal Amount of Offering                       $2,400,000,000
FUND RATIO
[Divide Sum of #1 by #2]
Must be less than 0.25                                                  0.03958

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X] U.S. Registered Public Offering..... [Issuer must have 3 years of continuous operations]
[_] Eligible Rule 144A Offering......... [Issuer must have 3 years of continuous operations]
[_] Eligible Municipal Securities
[_] Eligible Foreign Offering........... [Issuer must have 3 years of continuous operations]
[_] Government Securities Offering...... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Completed by:  Dipankar Banerjee                            Date:   06-07-2016
               -------------------------------------------         ------------
               Global Syndicate Team Member

Approved by:   Steven DeLaura                               Date:   06-07-2016
               -------------------------------------------         ------------
               Global Syndicate Team Member

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]

DEFINITIONS

 TERM                                   DEFINITION
 Fund Ratio                             Number appearing at the bottom of
                                        page 1 of 2 of the Rule 10f-3 Report
                                        form. It is the sum of the Funds'
                                        participation in the offering by the
                                        Funds and other accounts managed by
                                        BlackRock divided by the total amount
                                        of the offering.

 Eligible Foreign Offering              The securities are sold in a public
                                        offering conducted under the laws of
                                        a country other than the United
                                        States and

                                        (a) the offering is subject to
                                            regulation in such country by a
                                            "foreign financial regulatory
                                            authority," as defined in Section
                                            2(a)(50) of the Investment
                                            Company Act of 1940;

                                        (b) the securities were offered at a
                                            fixed price to all purchasers in
                                            the offering (except for any
                                            rights to purchase securities
                                            that are required by law to be
                                            granted to existing security
                                            holders of the issuer);

                                        (c) financial statements, prepared
                                            and audited as required or
                                            permitted by the appropriate
                                            foreign financial regulatory
                                            authority in such country, for
                                            the two years prior to the
                                            offering, were made available to
                                            the public and prospective
                                            purchasers in connection with the
                                            offering; and

                                        (d) if the issuer is a "domestic
                                            issuer," i.e., other than a
                                            foreign government, a national of
                                            any foreign country, or a
                                            corporation or other organization
                                            incorporated or organized under
                                            the laws of any foreign country,
                                            it (1) has a class of securities
                                            registered pursuant to section
                                            12(b) or 12(g) of the Securities
                                            Exchange Act of 1934 or is
                                            required to file reports pursuant
                                            to section 15(d) of that act, and
                                            (2) has filed all the material
                                            required to be filed pursuant to
                                            section 13(a) or 15(d) of that
                                            act for a period of at least 12
                                            months immediately preceding the
                                            sale of securities (or for such
                                            shorter period that the issuer
                                            was required to file such
                                            material)

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a) are direct obligations of, or obligations
                                    guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                (b) are sufficiently liquid that they can be
                                    sold at or near their carrying value
                                    within a reasonably short period of time;
                                    and

                                (c) either

                                    (1) are subject to no greater than
                                        moderate credit risk; or

                                    (2) if the issuer of the municipal
                                        securities, or the entity supplying
                                        the revenues or other payments from
                                        which the issue is to be paid, has
                                        been in continuous operation for less
                                        than three years, including the
                                        operation of any predecessors, the
                                        securities are subject to a minimal or
                                        low amount of credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a) the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                                (b) the securities were sold to persons that
                                    the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                (c) the seller and any person acting on behalf
                                    of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

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Rule 10f-3 Report - Definitions                            [LOGO OF BLACKROCK]


TERM                              DEFINITION
U.S. Registered Public Offering.  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.